Exhibit 16.1

Grant Thornton (logo)

May 11, 2005

U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Re:	Applica Incorporated 2000 Employee Stock Purchase Plan File No. 1-10177

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Applica Incorporated 2000 Employee Stock Purchase Plan dated May 9, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

S. Mager
Partner